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                                                                   Exhibit 10.20

    [CERTAIN MATERIAL (INDICATED BY A [*CON*]) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED
MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION]


                             SERVICES AGREEMENT FOR
                               CHIRON CORPORATION

This Services Agreement ("AGREEMENT") is made effective as of February 7, 2000 ("Effective Date") by and between Chiron Corporation ("CHIRON"), a Delaware corporation with its principal place of business at 4560 Horton Street, Emeryville, California 94608 and Mimotopes Pty. Ltd. ("MIMOTOPES"), an Australian proprietary company with its principal place of business at 11 Duerdin Street, Clayton, Victoria 3168 Australia.

WHEREAS:

         By the terms of an Asset Purchase Agreement dated as of the Effective Date of this Agreement ("PURCHASE AGREEMENT"), Chiron transferred certain of the assets of its wholly owned subsidiary Chiron Technologies Pty. Ltd. ("CTPL") to Mimotopes.

         Following such transfer, Chiron desires to have Mimotopes perform certain services for Chiron.

THEREFORE,

         Chiron, hereby, contracts with Mimotopes to perform new services as well as services formerly provided by CTPL to Chiron.

         1.       DESCRIPTION OF SERVICES

                  1.1 SERVICES. Mimotopes shall use reasonable commercial efforts to provide at Chiron's request all services and technical assistance in the synthesis and design of molecules in the support of Chiron's drug discovery program for (a) projects involving discovery and development of (i) [ * CON * ] and (ii) [ * CON * ]; and (b) other projects which may be mutually agreed to by the parties as described below in this Section (the "SERVICES"). From time to time, Chiron shall nominate such fields of research or specification of compounds to be synthesized by submitting a written work order to Mimotopes, for approval, which approval shall not be unreasonably withheld. The parties shall mutually agree to a written research plan for each project outlining the Services to be performed by Mimotopes for each such project. Mimotopes shall not be required to provide Services that require staffing beyond the number of FTE's set forth in Section 1.2 ("Employees"). The parties specifically agree that Mimotopes is not responsible for any negligence, errors or omissions by CTPL in CTPL's performance of the services prior to the Effective Date of this Agreement.

                  1.2 EMPLOYEES. Mimotopes shall provide a minimum of [ * CON * ] Full-Time Equivalents ("FTE's") to perform the Services (as defined in Section 1.3 herein) during the first year of this Agreement, [ * CON * ] FTE's to perform the Services during the second year of this Agreement and [ * CON * ] FTE's to perform the Services during the third year of this Agreement. Chiron reserves the right in its sole discretion to designate each of the initial FTE's, further identified as the FTE Team and listed in ATTACHMENT
A. Subsequently, Chiron shall have the right to approve each additional or replacement FTE on the basis of qualifications, with such approval not to be unreasonably withheld.


                                       1
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                  1.3      TERM. The Services shall be provided for a term of
three (3) years commencing on the Effective Date ("TERM"), unless earlier amended or extended in accordance with the terms and conditions of Article 9 ("Amendment, Termination and Survival") herein.

         2.       WORK PRODUCT AND MATERIALS.

                  2.1 All data, reports, materials, inventions and discoveries generated or created by Mimotopes arising from its conduct of the Services which are conceived or reduced to practice during the Term of this Agreement are hereafter collectively referred to as "WORK PRODUCT". Chiron shall own all right, title and interest in the Work Product, except for any Process Improvements (as defined below), which shall be the sole and exclusive property of Mimotopes. A Process Improvements is any new, improved or modified technique, process, method, instrument or equipment or similar know-how, including without limitation new chemical processes, synthesis protocols, linker systems, cleavage methods, or analytic techniques, developed or created by Mimotopes which is not specific to Chiron Chemical Matter. Chiron will retain a non-exclusive, royalty-free license to use any Process Improvements, with the right to sublicense. Work Product will be deemed Confidential Information as defined in
Article 4 ("Confidentiality and Non-Use Obligation") herein. Subject to the provisions of the Purchase Agreement, this Agreement (i) does not convey to Mimotopes any right, title or interest to or in any patents, patent applications, know-how (whether patentable or unpatentable) or other intellectual property rights of Chiron; and (ii) does not convey to Chiron any right, title or interest to or in any patents, patent applications, know-how (whether patentable or unpatentable) or other intellectual property rights of Mimotopes.

                  2.2. Mimotopes shall provide to Chiron a written report on the current status of the Services, FTE's and Work Product, including but not limited to a financial accounting and a project review. The report shall be made within fifteen days of the close of each calendar quarter. Additionally, Mimotopes shall send to Chiron, annually and at its expense, not more than [ * CON * ] ([ * CON * ]) people-trips of lead scientists to participate in a project meeting. If Chiron desires, and so requests, more people-trips within any contract year, then either (i) Chiron will send its personnel to Mimotopes' facility in Australia for such meeting; or (ii) Chiron will reimburse Mimotopes for all out-of-pocket costs associated with such travel.

                  2.3 Mimotopes shall keep separate laboratory notebook records, prepared and witnessed according to standard laboratory practices, of all work performed under this Agreement. These notebooks and other records shall be owned, properly maintained and stored by Mimotopes. Upon written request by Chiron, Mimotopes shall (i) make such laboratory notebook records reasonably available to Chiron for on-site inspection at Mimotopes; (ii) provide to Chiron copies of the relevant portions of such laboratory notebook records as reasonably needed by Chiron for routine patent protection (e.g., filing and prosecution) or other purposes; and (iii) in the event Chiron needs the original laboratory notebook records for litigation or patent interference purposes, Mimotopes shall make such original records available to Chiron. Mimotopes shall ordinarily bear the cost of the activities set forth in (i), (ii) and (iii); provided, however, that in cases where Mimotopes in its reasonable discretion determines that Chiron's requests become a significant burden in terms of time and/or expense, then Mimotopes reserves the right to require Chiron to reimburse Mimotopes for such activities.


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                  2.4      Mimotopes shall cooperate with Chiron and make its
scientists reasonably available for purposes of filing, prosecuting and defending patent applications arising out of the Work Product. Mimotopes shall ordinarily bear the cost of the activities set forth in this Section 2.4; provided, however, that in cases where Mimotopes in its reasonable discretion determines that Chiron's requests become a significant burden in terms of time and/or expense, then Mimotopes reserves the right to request Chiron to reimburse Mimotopes for such activities.

         3. COMPENSATION. As compensation for Mimotopes' conduct of the Services, Chiron shall pay Mimotopes in United States dollars at the rate of [ * CON * ] dollars ($[ * CON * ]) per FTE per year. In any case, the payment shall not exceed [ * CON * ] dollars ($[ * CON * ]) in the first year of this Agreement, [ * CON * ] dollars ($[ * CON * ]) in the second year of this Agreement and [ * CON * ] dollars ($[ * CON * ]) in the third year of this Agreement. Chiron's first year payment shall be made within thirty (30) days after the Effective Date of this Agreement. All other payments shall be made in advance at the beginning of each subsequent year of the Term, that is, on the first and second anniversary, of this Agreement.

         4.       CONFIDENTIALITY AND NON-USE OBLIGATIONS.

                  4.1 CONFIDENTIAL INFORMATION. During the course of activities contemplated by this Agreement, either party, its employees, agents, representatives and consultants (collectively, "Recipient") shall have access to certain confidential and proprietary information ("Confidential Information") of the other party ("Dislcoser"). Confidential Information shall include without limitation Chiron's lead compounds (the "Chiron Chemical Matter") or either party's proprietary materials and technologies, research and development data and plans, business or research strategies, trade secrets and material embodiments thereof, and manufacturing processes and technologies. Chiron and Mimotopes each retains exclusive title to its Confidential Information.

                  4.2 CONFIDENTIALITY AND NON-USE. The Recipient shall maintain the Discloser's Confidential Information in confidence. The Recipient shall use the Discloser's Confidential Information solely for performing or evaluating the Services unless otherwise mutually agreed in writing. Upon request by the Discloser, the Recipient shall return all Confidential Information, including all copies and extracts thereof, to the Discloser; provided, however, that Mimotopes will be entitled to retain one copy of any Work Product.

                  4.3 EXCLUSIONS. The Recipient's obligations of confidentiality and non-use shall not apply to any information that: (i) is shown by contemporaneous documentation of the Recipient to have been in its rightful possession prior to receipt from the Discloser; (ii) is or becomes, through no fault of the Recipient, publicly known; (iii) is furnished to the Recipient by a third party without breach of a duty to the Discloser; (iv) the Recipient is required to disclose such information by law, order or regulation of a governmental agency or a court of competent jurisdiction or international authority (after providing the Discloser with reasonable notice of such requirement to divulge and with an opportunity to obtain a protective order; or
(v) was or is independently developed by the Recipient without reference to the Discloser's Confidential Information.


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         5.       COMPLIANCE WITH LAW; STANDARD OF CARE. Mimotopes shall comply with all applicable laws, ordinances, rules and regulations pertaining to its performance of the Services. Mimotopes shall perform the Services in accordance with the reasonable commercial standards of care and diligence practiced by recognized firms in providing services of a similar nature and shall provide the reasonable commercial skill and judgment of its employees in providing the Services.

         6. NOTICES. All notices and other official communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or within seventy-two (72) hours after being mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  In the case of Mimotopes:

                           Mimotopes Pty. Ltd.
                           11 Duerdin Street
                           Clayton, Victoria 3168 Australia
                           Attention:  Managing Director
                           Fax:     61-3-9565-1199
                           Tel:     61-3-9565-1111

                  with copies to:

                           MitoKor
                           11494 Sorrento Valley Road
                           San Diego, CA  92121
                           Attention:  Chief Executive Officer
                           Fax:     858-793-7805
                           Tel:     858-793-7800

                  In the case of Chiron:

                           Chiron Corporation
                           4560 Horton Street
                           Emeryville, California 94608
                           Attention:  Office of the General Counsel
                           Fax:     510-654-5360

                           cc: President, Chiron Technologies
                           Fax:     510-923-[ * CON * ]

                           cc: Dr. [ * CON * ]
                           Fax:     (510) 923-[ * CON * ]


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         7.       INDEMNIFICATION.

                  7.1 To the extent permitted by applicable law, and except to the extent caused by the negligence or willful misconduct of Chiron, or its employees, agents or representatives, Mimotopes shall indemnify, defend, protect and hold Chiron, and its directors, officers, stockholders, employees, agents and representatives, harmless from any and all liability, damages, causes of action, loss, cost or expense (including but not limited to, reasonable attorneys' fees) (collectively, "Losses") arising at any time out of Mimotopes' negligence or willful misconduct performing under this Agreement. For the avoidance of doubt, Chiron specifically agrees that Mimotopes' indemnification does not, in any circumstances, extend to Losses arising out of Chiron's and/or any third party's sale or use of any products which incorporate, or are produced using, the Work Product or any derivative or modification thereof.

                  7.2 To the extent permitted by applicable law, and except to the extent caused by the negligence or willful misconduct of Mimotopes, or its employees, agents or representatives, Chiron shall indemnify, defend, protect and hold Mimotopes, and its directors, officers, stockholders, employees, agents and representatives, harmless from any and all Losses arising at any time out of (i) Chiron's negligence or willful misconduct in performing under this Agreement; or (ii) Chiron's and/or any third party's sale or use of any products which incorporate, or are produced using, the Work Product or any derivative or modification thereof.

                  7.3 The party seeking indemnification under Section 7.1 or 7.2 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 7.1 or 7.2 for any settlement effected without its consent of any claim, litigation, or proceeding in respect of which indemnity may be sought hereunder.

         8. INDEPENDENT CONTRACTOR. Mimotopes is an independent contractor engaged by Chiron to perform the Services in accordance with the provisions of this Agreement, and the relationship hereby created is specifically governed by, limited to, and subject to all of the terms and conditions contained in this Agreement. The parties further agree that Chiron does not have the authority to hire or fire employees of Mimotopes, nor does Chiron determine the rate or method of pay of such employees. Additionally, nothing contained in this Agreement shall entitle either party to the right or authority to make any representation on behalf of or bind the other party to others in any manner, except as may be specifically authorized in writing by the other party. Neither party may make any representations or commitments on the other's behalf, nor may either party use the other party's name or trademarks in any public disclosure, without the named party's prior written consent.

         9.       AMENDMENT, TERMINATION AND SURVIVAL.

                  9.1. This Agreement may be amended or renewed only with the written agreement of both parties.


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                  9.2      Either party may terminate this Agreement if such
party provides written notice of Material Breach to the breaching party and such Material Breach has not been remedied within thirty (30) days after the date of such notice. In the case of Mimotopes, a Material Breach of this Agreement shall be defined as a substantial failure by Mimotopes to meet any material mutually agreed upon written performance criteria or a failure of Mimotopes to provide the required number of FTE's. In the case of Chiron, a Material Breach of this Agreement shall be defined as the failure to make any required payment. Upon early termination of this Agreement under this Section by either party, (i) if Chiron has made payment for Services which have not yet been performed, then Chiron shall be entitled, as damages, to a pro-rated return of the compensation it has paid under Section 3 ("Compensation") of this Agreement; or (ii) if Mimotopes has not yet been paid for Services which it has performed, then Mimotopes shall be entitled to a pro-rated payment of such compensation for the period in which the Services were performed.

                  9.3 Those terms and obligations which by their nature should continue shall survive any termination or expiration of this Agreement, including without limitation the terms and obligations of Articles 1.1 ("Services"), 2 ("Work Product and Materials"), 4 ("Confidentiality and Non-Use"), 7 ("Indemnification"), 8 ("Independent Contractor") and 13 ("Warranty Disclaimer; Consequential Damages").

         10. WAIVER AND SEVERABILITY. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. This Agreement shall be interpreted as a whole and neither for or against either party, in accordance with their common meaning, but taking into account the nature of the Services to be rendered by Mimotopes.

         11. ASSIGNMENT. This Agreement and any rights under it may be assigned by Chiron with the prior written consent of Mimotopes, which shall not be unreasonably withheld. This Agreement and any rights under is may not be assigned by Mimotopes, except that either party may assign its rights and obligations under this Agreement, in whole or in part, to a successor in interest, in whole or in part, of the business to which this Agreement relates. Such assignment shall be binding upon and inure to the benefit of the parties, their successors and permissible assigns.

         12. ENTIRE AGREEMENT. This Agreement contains all the representations and the entire agreement between the parties with respect to the Services identified herein. The terms and conditions of the Purchase Agreement shall continue to apply to all other aspects of the relationship between the parties not specifically addressed in this Agreement.

         13. WARRANTY DISCLAIMER; CONSEQUENTIAL DAMAGES. ANY WORK PRODUCT IS PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. MIMOTOPES MAKES NO REPRESENTATION OR WARRANTY THAT THE WORK PRODUCT WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHTS. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING FROM THIS AGREEMENT.


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         14.      COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any party whose signature appears on such counterpart and all of which shall be considered on and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart. This Agreement may be executed by facsimile signature as long as the party so executing commits to deliver an original signature within twenty (20) days.

         15. GOVERNING LAW; VENUE AND JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of laws principles. Any legal action arising under this Agreement shall be resolved in the courts located in San Diego, California if brought by Chiron and in San Francisco, California if brought by Mimotopes.

         16. THIRD PARTY BENEFICIARIES. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement.


[Remainder of this page intentionally left blank]


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         This Agreement is executed by the parties to be effective as of the
Effective Date.


CHIRON CORPORATION                       MIMOTOPES PTY. LTD.

By:                                      By:
       ------------------------------             ------------------------------

Name:                                    Name:
       ------------------------------             ------------------------------

Title:                                   Title:
       ------------------------------             ------------------------------


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                                  ATTACHMENT A
                          FTE TEAM FOR CHIRON PROJECTS

The following FTE's will work 100% of their time on Chiron projects and the entire team shall not be changed without Chiron's written approval.

[ * CON * ]


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October 3, 2000

Walter H. Moos, Ph.D.
Chairman
Mimotopes Pty. Ltd.
11494 Sorrento Valley Road
San Diego, CA 92121

Dear Dr. Moos:

In response to your request, and pursuant to the Services Agreement entered into by Mimotopes Pty. Ltd. and Chiron Corp. effective February 7, 2000 and the Asset Purchase Agreement executed concurrently by the parties, the parties hereby agree to amend such services specifically relating to Mimotopes' employee staffing allocations during the term of that agreement.

Specifically, the parties agree that Section 1.2 of the Services Agreement is hereby amended in entirety as follows:

1.2 EMPLOYEES. Mimotopes shall provide a minimum of [ * CON * ] Full-Time Equivalents ("FTE's") to perform the Services (as defined in Section 1.3 herein) during each full year of this Agreement. Chiron reserves the right in its sole discretion to designate each of the initial FTE's, further identified as the FTE Team and listed in Attachment A. Subsequently, Chiron shall have the right to approve each additional or replacement FTE on the basis of qualifications, with such approval not to be unreasonably withheld.

If you agree to this modification, please indicate your approval by signing below.

Sincerely,



Sean O'Connell
Chiron Corporation


I agree:


------------------------------                       ------------
Walter H. Moos, PhD.                                 Date
Chairman of the Board of Directors
Mimotopes Pty. Ltd.